Exhibit 4.7

THIRD AMENDMENT TO CREDIT AGREEMENT

BETWEEN

DRIL-QUIP, INC.

AND

GUARANTY BANK, FSB

AS LENDER

Effective as of June 1, 2005

REVOLVING LINE OF CREDIT OF UP TO $65,000,000

THIRD AMENDMENT TO CREDIT AGREEMENT

This THIRD AMENDMENT TO CREDIT AGREEMENT (this “Third Amendment”) is made and entered into effective as of June 1, 2005, between DRIL-QUIP, INC., a Delaware corporation, (the “Borrower”), and GUARANTY BANK, FSB, a federal savings bank (the “Lender”).

W I T N E S S E T H

WHEREAS, the above named parties did execute and exchange counterparts of that certain Credit Agreement dated May 18, 2001, as amended by First Amendment to Credit Agreement dated November 19, 2001, and as further amended Second Amendment to Credit Agreement dated May 16, 2003 (the “Agreement”), to which reference is here made for all purposes;

WHEREAS, the parties subject to and bound by the Agreement are desirous of amending the Agreement in the particulars hereinafter set forth;

NOW, THEREFORE, in consideration of the mutual covenants and agreements of the parties to the Agreement, as set forth therein, and the mutual covenants and agreements of the parties hereto, as set forth in this Third Amendment, the parties hereto agree as follows:

ARTICLE I

DEFINITIONS

1.01 Terms Defined Above. As used herein, each of the terms “Agreement,” “Borrower,” “Lender,” and “Third Amendment,” shall have the meaning assigned to such term hereinabove.

1.02 Terms Defined in Agreement. As used herein, each term defined in the Agreement shall have the meaning assigned thereto in the Agreement, unless expressly provided herein to the contrary.

1.03 References. References in this Third Amendment to Article or Section numbers shall be to Articles and Sections of this Third Amendment, unless expressly stated herein to the contrary. References in this Third Amendment to “hereby,” “herein,” hereinafter,” hereinabove,” “hereinbelow,” “hereof,” and “hereunder” shall be to this Third Amendment in its entirety and not only to the particular Article or Section in which such reference appears.

1.04 Articles and Sections. This Third Amendment, for convenience only, has been divided into Articles and Sections and it is understood that the rights, powers, privileges, duties, and other legal relations of the parties hereto shall be determined from this Third Amendment as an entirety and without regard to such division into Articles and Sections and without regard to headings prefixed to such Articles and Sections.

1.05 Number and Gender. Whenever the context requires, reference herein made to the single number shall be understood to include the plural and likewise the plural shall be understood to include the singular. Words denoting sex shall be construed to include the masculine, feminine, and neuter, when such construction is appropriate, and specific enumeration shall not exclude the general, but shall be construed as cumulative. Definitions of terms defined in the singular and plural shall be equally applicable to the plural or singular, as the case may be.

ARTICLE II

AMENDMENTS

The Borrower and the Lender hereby amend the Agreement in the following particulars:

2.01 Amendment of Section 1.2. Section 1.2 of the Agreement is hereby amended as follows:

The following definitions are added and/or amended to read as follows:

“Applicable Margin” shall mean, as to each LIBO Rate Loan, one and one-half percent (1 1/2%).

“Commitment Termination Date” shall mean June 1, 2009.

“Final Maturity” shall mean June 1, 2009.

2.02 Amendment of Section 6.7. Section 6.7 of the Agreement is hereby amended to read as follows:

“6.7 Tangible Net Worth. Permit Tangible Net Worth as of the close of any fiscal quarter to be less than $172,341,000 beginning with the December 31, 2004 Financial Statements, plus 75% of positive Net Income thereafter.”

Deletion of Section 6.9. Section 6.9 of the Agreement is hereby deleted.

2.03 Amendment of Exhibit III. Exhibit III, i.e. the “Form of Compliance Certificate” is as set forth on Exhibit III to this Third Amendment.

2.04 Amendment of Exhibit IV. Exhibit IV, i.e. “Disclosures” is as set forth on Exhibit IV to this Third Amendment.

ARTICLE III

CONDITIONS

The obligation of the Lender to amend the Agreement as provided herein is subject to the fulfillment of the following conditions precedent:

3.01 Receipt of Documents. The Lender shall have received, reviewed, and approved the following documents and other items, appropriately executed when necessary and in form and substance satisfactory to the Lender:

(a)	multiple counterparts of this Third Amendment, as requested by the Lender;

(b)	Facility Fee in the amount of $81,250; and

(c)	such other agreements, documents, items, instruments, opinions, certificates, waivers, consents, and evidence as the Lender may reasonably request.

3.02 Accuracy of Representations and Warranties. The representations and warranties contained in Article IV of the Agreement and this Third Amendment shall be true and correct.

3.03 Matters Satisfactory to Lender. All matters incident to the consummation of the transactions contemplated hereby shall be satisfactory to the Lender.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES

The Borrower hereby expressly re-makes, in favor of the Lender, all of the representations and warranties set forth in Article IV of the Agreement, and represents and warrants that all such representations and warranties remain true and unbreached.

ARTICLE V

RATIFICATION

Each of the parties hereto does hereby adopt, ratify, and confirm the Agreement and the other Loan Documents, in all things in accordance with the terms and provisions thereof, as amended by this Third Amendment.

ARTICLE VI

MISCELLANEOUS

6.01 Scope of Amendment. The scope of this Third Amendment is expressly limited to the matters addressed herein and this Third Amendment shall not operate as a waiver of any past, present, or future breach, Default, or Event of Default under the Agreement, except to the extent, if any, that any such breach, Default, or Event of Default is remedied by the effect of this Third Amendment.

6.02 Agreement as Amended. All references to the Agreement in any document heretofore or hereafter executed in connection with the transactions contemplated in the Agreement shall be deemed to refer to the Agreement as amended by this Third Amendment.

6.03 Parties in Interest. All provisions of this Third Amendment shall be binding upon and shall inure to the benefit of the Borrower, the Lender and their respective successors and assigns.

6.04 Rights of Third Parties. All provisions herein are imposed solely and exclusively for the benefit of the Lender and the Borrower, and no other Person shall have standing to require satisfaction of such provisions in accordance with their terms and any or all of such provisions may be freely waived in whole or in part by the Lender at any time if in its sole discretion it deems it advisable to do so.

6.05 ENTIRE AGREEMENT. THIS THIRD AMENDMENT CONSTITUTES THE ENTIRE AGREEMENT BETWEEN THE PARTIES HERETO WITH RESPECT TO THE SUBJECT HEREOF AND SUPERSEDES ANY PRIOR AGREEMENT, WHETHER WRITTEN OR ORAL, BETWEEN SUCH PARTIES REGARDING THE SUBJECT HEREOF. FURTHERMORE IN THIS REGARD, THIS THIRD AMENDMENT, THE AGREEMENT, THE NOTE, THE SECURITY INSTRUMENTS, AND THE OTHER WRITTEN DOCUMENTS REFERRED TO IN THE AGREEMENT OR EXECUTED IN CONNECTION WITH OR AS SECURITY FOR THE NOTE REPRESENT, COLLECTIVELY, THE FINAL AGREEMENT AMONG THE PARTIES THERETO AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES.

6.06 GOVERNING LAW. THIS THIRD AMENDMENT, THE AGREEMENT AND THE NOTE SHALL BE DEEMED TO BE CONTRACTS MADE UNDER AND SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF TEXAS. THE PARTIES ACKNOWLEDGE AND AGREE THAT THIS AGREEMENT AND THE NOTE AND THE TRANSACTIONS CONTEMPLATED HEREBY BEAR A NORMAL, REASONABLE, AND SUBSTANTIAL RELATIONSHIP TO THE STATE OF TEXAS.

6.07 JURISDICTION AND VENUE. ALL ACTIONS OR PROCEEDINGS WITH RESPECT TO, ARISING DIRECTLY OR INDIRECTLY IN CONNECTION WITH, OUT OF, RELATED TO, OR FROM THIS THIRD AMENDMENT, THE AGREEMENT OR ANY OTHER LOAN DOCUMENT MAY BE LITIGATED IN COURTS HAVING SITUS IN HARRIS COUNTY, TEXAS. EACH OF THE BORROWER AND THE LENDER HEREBY SUBMITS TO THE JURISDICTION OF ANY LOCAL, STATE, OR FEDERAL COURT LOCATED IN HARRIS COUNTY, TEXAS, AND HEREBY WAIVES ANY RIGHTS IT MAY HAVE TO TRANSFER OR CHANGE THE JURISDICTION OR VENUE OF ANY LITIGATION BROUGHT AGAINST IT BY THE BORROWER OR THE LENDER IN ACCORDANCE WITH THIS SECTION.

IN WITNESS WHEREOF, this Third Amendment to Credit Agreement is executed effective the date first hereinabove written.

BORROWER

DRIL-QUIP, INC.

By:	/s/ J. Mike Walker
J. Mike Walker
Co-Chairman

LENDER

GUARANTY BANK, FSB

By:	/s/ Arthur R. Gralla, Jr.
Arthur R. Gralla, Jr.
Managing Director

EXHIBIT III

[FORM OF COMPLIANCE CERTIFICATE]

                    , 2005

Guaranty Bank, FSB

333 Clay Street, Suite 4400

Houston, Texas 77002

Attention: A. R. Gralla, Jr.

Re:	Credit Agreement dated as of May 18, 2001, by and between GUARANTY BANK, FSB and DRIL-QUIP, INC. (as amended, restated, or supplemented from time to time, the “Credit Agreement”)

Ladies and Gentlemen:

Pursuant to applicable requirements of the Credit Agreement, the undersigned, as a Responsible Officer of the Borrower, hereby certifies to you the following information as true and correct as of the date hereof or for the period indicated, as the case may be:

1. To the best of the knowledge of the undersigned, no Default or Event of Default exists as of the date hereof or has occurred since the date of our previous certification to you, if any.

1. To the best of the knowledge of the undersigned, the following Defaults or Events of Default exist as of the date hereof or have occurred since the date of our previous certification to you, if any, and the actions set forth below are being taken to remedy such circumstances:

2. The compliance of the Borrower with the financial covenants of the Credit Agreement, as of the close of business on                     , is evidenced by the following:

(a) Section 6.7: Tangible Net Worth. Permit Tangible Net Worth as of the close of any fiscal quarter to be less than $172,341,000 for all periods beginning with the December 31, 2004 Financial Statements, plus 75% of positive Net Income.

Actual

(b) Section 6.8: Funded Debt to EBITDA. Permit the ratio of Funded Debt to EBITDA, at the close of any fiscal quarter, beginning with the March 31, 2001 Financial Statements, for the previous four quarters to be more than the Permitted Ratio (herein defined). This ratio shall be

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calculated on a rolling four quarter basis. As used herein, the term “Permitted Ratio” shall mean (i) 3.00 to 1.00 for each quarter ending on March 31, 2002 or before and (ii) 2.75 to 1.00 for each quarter ending June 30, 2002 or later.

Actual

             to 1.0

Each capitalized term used but not defined herein shall have the meaning assigned to such term in the Credit Agreement.

Very truly yours,

DRIL-QUIP, INC.

By:
Jerry Brooks
Chief Financial Officer

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EXHIBIT IV

DISCLOSURES

Section 4.7	Liabilities

None

Litigation

None

Section 4.11	Environmental Matters

None

Section 4.16	Casualties

None

Section 4.18	Subsidiaries

Dril-Quip (Europe), Limited
Dril-Quip Asia Pacific P.T.E., Ltd.
DQ Holding PTY, Ltd.
Dril-Quip do Brasil, Ltda.
Dril-Quip France SARL
Dril-Quip (Nigeria) Ltd.
Dril-Quip (Angola) Lda.
Dril-Quip de Mexico, S. de R.L. de C.V.
Servicios Dril-Quip de Mexico, S. de R.L. de C.V.

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